As filed with the Securities and Exchange Commission on September 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARVINAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	47-2566120 (I.R.S. Employer Identification Number)

5 Science Park

395 Winchester Ave.

New Haven, Connecticut 06511

(203) 535-1456

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Houston, Ph.D.

Chief Executive Officer

Arvinas, Inc.

5 Science Park

395 Winchester Ave.

New Haven, Connecticut 06511

(203) 535-1456

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven D. Singer Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800 Fax: (212) 230-8888	Robert E. Puopolo Seo Salimi Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Telephone: (617) 570-1000 Fax: (617) 523-1231

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-227112

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	958,333	$16.00	$15,333,328.00	$1,909.00

(1) Includes 125,000 shares of common stock the underwriters have the option to purchase.

(2) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely on the basis of $16.00, the initial public offering price as set forth on the cover page of the Registrant’s final Prospectus relating to its initial public offering pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-227112).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Arvinas, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-227112), which was declared effective by the Commission on September 26, 2018, including the exhibits thereto, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-227112) filed with the Commission on August 30, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 26th day of September, 2018.

ARVINAS, INC.

By:	/s/ John Houston, Ph.D.
John Houston, Ph.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Houston, Ph.D. John Houston, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	September 26, 2018

/s/ Sean Cassidy Sean Cassidy	Chief Financial Officer (principal financial and accounting officer)	September 26, 2018

* Timothy Shannon, M.D.	Chairman of the Board of Directors	September 26, 2018

* Edward Kennedy, Jr.	Director	September 26, 2018

* Jakob Loven, Ph.D.	Director	September 26, 2018

* Bradley Margus	Director	September 26, 2018

* Briggs Morrison, M.D.	Director	September 26, 2018

* Kush Parmar, M.D., Ph.D.	Director	September 26, 2018

* Liam Ratcliffe, M.D., Ph.D.	Director	September 26, 2018

By:	/s/ John Houston, Ph.D.
John Houston, Ph.D. Attorney-in-fact